UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 3, 2011 (September 27, 2011)

US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

On September 27, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  The purpose of the Annual Meeting was to (i) elect three Class III Directors to hold office until the Company’s 2014 Annual Meeting of Stockholders and (ii) ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending March 31, 2012.

The following tables provide the number of votes cast relative to each proposal:

Class III Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. Patrick Millinor, Jr.	7,726,506	2,945,336	15,883,555
Charles E. Ramey	7,638,626	3,033,216	15,883,555
Mario Villarreal	7,714,807	2,957,035	15,883,555

	Votes For	Votes Withheld	Abstain	Broker Non-Votes
Ratification of Grant Thornton LLP	25,880,981	669,179	5,237	0

The two Class II Directors (Thomas L. West, Jr. and Reed Overfelt) continued in office with terms expiring in 2013 and the one Class I Director (John L. Nicholson, M.D.) continued in office with his term expiring in 2012.  The other Class I Director seat remains vacant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2011

US DATAWORKS, INC. By: /s/ Charles E. Ramey Charles E. Ramey Chief Executive Officer